SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 14, 2003

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-19285 (Commission File Number)	88-0228636 (IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100 Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

The company highlighted the following reconciliation of its cash interest to interest expense expected for 2003:

(Amounts are approximations and in millions)

Cash interest	$735
Capitalized interest	(20)
Amortization of debt issue costs and accretion of debt balances	45

Interest expense before effects of de-designated interest rate swap contracts	$760

The company estimates its average interest expense rate for 2003 to be approximately 8.7%.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward looking statements in this Current Report on Form 8-K include, among others, statements regarding our expectations for the 2003 interest components and the average interest expense rate for 2003.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) continuing weakness in the U.S. economy in 2003 may cause a decline in the demand for the Company’s services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and its market development efforts, which may cause significant increases in our waste disposal expenses; (3) a change in interest rates or a reduction in the Company’s cash flow could impair our ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (5) divestitures by us may not raise funds exceeding financing needed for acquisitions in 2003 or may not occur at all; (6) severe weather conditions could impair our operating results; (7) we may be unable to refinance our indebtedness and/or execute our financing plan; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of a member of senior management; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; and (16) potential increases in commodity and fuel prices may make it more expensive to operate our business.

Other factors which could materially affect such forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management’s Discussion and Analysis in Allied’s Form 10-K for the year ended December 31, 2001. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ THOMAS W. RYAN

Thomas W. Ryan Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: February 14, 2003